                                  EXHIBIT 10.6

[LOGO] BANK OF AMERICA
                                                          AMENDMENT TO DOCUMENTS
================================================================================

                   THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT

This Third Amendment to Business Loan Agreement is entered into as of October 15, 1998, between Bank of America Texas, N.A. ("Bank") and Powell Industries, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement dated August 21, 1997, and amended on September 16, 1998 and September 25, 1998 (collectively the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. In Paragraph 1.5 (Letters of Credit) of the Agreement, the amount "Fifteen Million and No/100 Dollars ($15,000,000.00)" is substituted for the amount "Twenty Million and No/100 Dollars ($20,000,000.00)".

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

     The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA TEXAS, N.A.                       POWELL INDUSTRIES, Inc.


By: /s/ JOSEPH PATTERSON                          By: /s/ J.F. AHART
   ----------------------------------                ---------------------------
Joseph Patterson, Vice President                  J.F. Ahart, Vice President






AMEND. TX (7/96)                                                               1

[LOGO] BANK OF AMERICA
                                                          AMENDMENT TO DOCUMENTS
================================================================================

                   SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

This Second Amendment to Business Loan Agreement is entered into as of 25 SEPT, 1998, between Bank of America Texas, N.A. ("Bank") and Powell Industries, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement dated August 21, 1997, as amended by that First Amendment to Business Loan Agreement dated as of September 16, 1998 (as amended, the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:



1. The first paragraph of Section 2.5 of the Agreement is amended in its entirety to read as follows:

     2.5 LIBOR RATE. The Borrower may elect to have all or portions of the principal balance of the Facility No. 2 Commitment bear interest at the rate equal to the lesser of (a) the Maximum Rate or (b) the LIBOR Rate plus the Applicable Margin then in affect, corresponding to the Funded Debt to EBITDA Ratio then in effect, as specified below:



          Funded Debt to EBITDA Ratio                              Applicable Margin
         -----------------------------                             -----------------
         Less than 1.00:1.00                                       0.75%
         Greater than or equal to 1.00:1.00, but
         less then 1.50:1.00                                       1.00%
         Greater than or equal to 1.50:1.00                        1.25%


This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

     The Bank has received from the Borrower a duly executed original of this Amendment, together with duly executed Guarantor Acknowledgments and Consents In the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.


                                                                               1
AMEND.TX (7/96)

BANK OF AMERICA TEXAS, N.A.                       POWELL INDUSTRIES, Inc.


By: /s/ JOE PATTERSON                          By:   /s/ J.F. AHART
   ----------------------------------                ---------------------------
   Joe Patterson, Vice President                     J.F. Ahart, Vice President






AMEND.TX (7/96)                                                                2

[LOGO] BANK OF AMERICA
                                                          AMENDMENT TO DOCUMENTS
================================================================================



                   FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT

This First Amendment to Business Loan Agreement is entered into as 16 September, 1998, between Bank of America Texas, N.A. ("Bank") and Powell Industries, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement dated August 21, 1997 (the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.


                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 1 (LINE OF CREDIT AMOUNT AND TERMS) of the Agreement 14 amended and restated in its entirety to read as follows:

     1. FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS.

2. Paragraph 1.1 (Line of Credit Amount) of the Agreement is amended in its entirety to read as follows:

     1.1 LINE OF CREDIT AMOUNT. During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is Fifteen Million and No/100 Dollars ($15,000,000.00).

     This is a revolving line of credit with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

     Each advance must be for at least One Hundred Thousand and No/100 Dollars ($100,000.00), or for the amount of the remaining available line of credit, if less.

     The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Facility No. 1 Commitment.

3. The first Paragraph of Paragraph 1.3 (Interest Rate) of the Agreement is amended and restated in its entirety to read as follows:

     1.3 INTEREST RATE. Unless the Borrower elects an optional interest rate as described below, the interest rate is the lesser of (a) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the "Maximum Rate"), of (b) the rate (the "Basic Rate") that is equal to the Bank's Reference Rate minus 1/2% for Basic Rate borrowings up to Five Million and No/100 Dollars ($5,000,000.00) In the aggregate for advances under the Facility No. 1 Commitment and the Facility No. 2 Commitment, and the Bank's Reference Rate for the portion of any Basic Rate borrowings exceeding Five Million and No/100 Dollars ($5,000,000.00) in the aggregate for advances under the Facility No. 1 Commitment and the Facility No. 2 Commitment.



AMEND.TX (7/96)                                                                1

4. Sections 2 (FEES AND EXPENSES) through 8 (ENFORCING THIS AGREEMENT; MISCELLANEOUS) are hereby renumbered as Sections 3 through 9 respectively.

5. A new Paragraph 2 (FACILITY NO. 2: TERM LOAN AMOUNT AND TERMS) is added to the Agreement in its entirety to read as follows:

     2.  FACILITY NO. 2: TERM LOAN AMOUNT AND TERMS.

     2.1 LOAN AMOUNT. The Bank agrees to provide a term loan to the Borrower in the amount of Ten Million and No/100 Dollars ($10,000,000.00) (the "Facility No. 2 Commitment").

     The loan is available in one disbursement from the Bank between the date of this Agreement and September 30, 1998 unless the Borrower is in default.

     2.2 INTEREST RATE. Unless the Borrower elects an optional interest rate as described below, the interest rate is the lesser of (a) (Maximum Rate), or
     (b) the (Basic Rate).

     Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less then the Maximum Rate, the Rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     2.3  REPAYMENT TERMS.

     (a) The Borrower will pay Interest on December 31, 1998 and on the last day of each quarter thereafter until payment in full of any principal outstanding under this term loan. (b) The Borrower will repay principal in 19 successive quarterly installments of Three Hundred Fifty Seven Thousand One Hundred Forty Two and 86/100 Dollars ($357,142.86) each, starting December 31, 1998, and in one final installment on September 30, 2003, in the amount of the remaining principal balance plus all accrued unpaid interest. (c) Subject to paragraph 2.5 (g) below, the Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement

     2.4 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the Facility No. 2 Commitment (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower; provided, however, that the Borrower shall not have the option or right to elect to have all or any portion of the loan bear interest at the rate(s) described in Section 2.5 below when such rate(s) exceeds the Maximum Rate. Each interest rate is a rate per year. Interest will be paid on the last day of the applicable interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

     2.5 LIBOR RATE. The Borrower may elect to have all or portions of the principal balance of the Facility No. 2 Commitment bear interest at the rate equal to the lesser of (a) the Maximum Rate or (b) the LIBOR Rate plus the Applicable Margin then in effect, as indicated below, corresponding to the Funded Debt to EBITDA Ratio then in effect, as specified below (a "Eurodollar Rate"):


              Funded Debt to EBITDA Ratio        Applicable Margin
              ---------------------------        -----------------
              Less than or equal to 0.50:1.00         0.50%
              Greater than 1.00:1.00 but
              less than 1.50:1.00                     1.00%
              Greater than or equal to 1.50:1.00      1.25%


     For purposes of determining the Applicable Margin in effect on any date, the "Funded Debt to EBITDA Ratio" means the ratio of (i) the Borrower's consolidated Funded Debt, to (ii) the Borrower's consolidated EBITDA,

AMEND.TX (7/96)                                                                2
     as such ratio is defined and calculated in paragraph 7.5 of this Agreement. (The sum of the LIBOR Rate plus the Applicable Margin is referred to herein as the "Eurodollar Rate").

     Borrower shall give Bank notice of its election of a Eurodollar Rate by such time, and in such manner, as shall be acceptable to Bank. Each such election shall be for an interest period of not less than one month or more than 3 months. At the end of any Interest period, the interest rate will revert to the Basic Rate unless the Borrower has elected another Eurodollar Rate interest period.

     Designation of a Eurodollar Rate portion is subject to the following requirements:

     (a) The interest period during which the Eurodollar Rate will be in effect will be 30, 60 or 90 days. The last day of the interest period will be determined by the Bank using the practices of the London inter-bank market.

     (b) Each Eurodollar Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

     (c) The Borrower shall irrevocably request a Eurodollar Rate portion no later than 11:00 a.m. Houston time three (3) banking days before the commencement of the interest period.

     (d) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                       LIBOR Rate =  London Rate
                                     -------------------------
                                     (1.00 - Reserve Percentage)

                 Where,

           (i) "London Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the London Branch, London, Great Britain, of Bank of America National Trust and Savings Association, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two
                 (2) Banking Days prior to the commencement of the interest period.

           (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

     (e) The Borrower may not elect an Eurodollar Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

     (f) Any portion of the principal balance of the line of credit already bearing interest at the Eurodollar Rate will not be converted to a different rate during its interest period.

     (g) Each prepayment of an Eurodollar Rate portion will be accompanied by the amount of accrued interest on the amount prepaid; and a prepayment fee equal to the amount (if any) by which:

           (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

           (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

     (h) The Bank will have no obligation to accept an election for a Eurodollar Rate portion if any of the following described events has occurred and is continuing:

           (i) Dollar deposits in the principal amount and for periods equal to the interest period, of a




AMEND.TX (7/96)                                                                3

                 Eurodollar Rate portion are not available in the London inter-bank markets; or

           (ii) the Eurodollar Rate does not accurately reflect the cost of an Eurodollar Rate portion.

     (i) If at any time during any applicable interest period the Eurodollar Rate shall exceed the Maximum Rate and thereafter the Eurodollar Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Eurodollar Rate exceeded the Maximum Rate.



6. A new Paragraph 6(i) (REPRESENTATIONS AND WARRANTIES) is added to the Agreement in its entirety to read as follows:

     (i) Borrower represents and warrants that it has instituted, and is in the process of implementing, a plan ("Year 2000 Plan") for addressing the "Year 2000 issue" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). Borrower reasonably believes that under its Year 2000 Plan, Borrower's systems and equipment will be year 2000 compliant (that is, the ability to perform property date-sensitive functions with respect to certain dates prior to and after December 31, 1999) provided, however:

               BORROWER DOES NOT WARRANT AND EXPRESSLY DISCLAIMS ANY WARRANTY THAT ITS YEAR 2000 PLAN WILL RESULT IN YEAR 2000 COMPLIANCE BY BORROWER, OR ANY OF ITS SUPPLIERS, VENDORS OR CUSTOMERS.

           The Borrower represents that it will take such actions with respect to its operations and properties as may be reasonably necessary to properly address any adverse impacts of the year 2000 problem on its operations, properties, and prospects, or ability to repay the Borrowers obligations to the Bank.

7. Paragraph 7.1 (Use of Proceeds) of the Agreement is amended and restated in its entirety to read as follows:

     7.1 USE OF PROCEEDS. To use the proceeds of the credit only for the following:

           FACILITY NO. 1: working capital, letters of credit and other general corporate purposes.

           FACILITY NO. 2: repaying the principal outstanding balance on the existing revolving line of credit, previously incurred capital expenditures, and other corporate purposes.

8. The second Paragraph of Paragraph 7.5 (Funded Debt to EBITDA Ratio) of the Agreement is amended and restated in its entirety to read as follows:

     "EBITDA" means the sum of net income before taxes, plus interest expense, depreciation and amortization, less taxes paid, excluding non-recurring charges taken in the Borrower's third (3rd) fiscal quarter of 1998 not to exceed Eight Million and No/100 Dollars ($8,000,000.00).

9. In Paragraph 7.6 (d) (Other Debts) of the Agreement, the amount "Five Million and No/100 Dollars ($5,000,000.00)" is substituted for the amount "Ten Million and No/100 Dollars ($10,00,000.00)".

10. A new Paragraph 7.18 (Fixed Charge Coverage Ratio) is added to the Agreement in its entirety to read as follows:

     7.18 FIXED CHARGE COVERAGE RATIO. To maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.25:1.0.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITDA to the sum of interest expense, dividends paid, capital expenditures and the current portion of long-term debt.

     For the definition of EBITDA, refer to Paragraph 7.5 of this Agreement.

AMEND.TX (7/96)                                                                4

     This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the last day of the preceding fiscal quarter.

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

     The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgments and Consents in the form attached hereto (the "Consent").

     The Bank has received from the Borrower a Corporate Resolution authorizing loans in the aggregate amount of Twenty Five Million and No/100 Dollars ($25,000,000.00).

     The Bank has received from the Borrower a duly executed original Corporate Resolution Authorizing Execution of Guaranty signed by the authorized officers of Powell Electrical Manufacturing Company, Delta-Unibus Corp., Unibus, Inc., Powell-ESCO Company and Transdyn Controls, Inc. each in the aggregate amount of Twenty Five Million and No/100 Dollars ($25,000,000.00).

     The Bank has received guaranties signed by Powell Electrical Manufacturing Company, Delta-Unibus Corp., Unibus, Inc., Powell-ESCO Company and Transdyn Controls, Inc. each in the amount of Twenty Five Million and No/100 Dollars ($25,000,000.00).

     The Bank has received from the Borrower a duly executed Compliance Certificate.

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA TEXAS, N.A.                       POWELL INDUSTRIES, INC.


By: /s/ JOE PATTERSON                             By: /s/ J.F. AHART
   ----------------------------------                ---------------------------
Joe Patterson, Vice President                     J.F. Ahart, Vice President



AMEND.TX (7/96)                                                                5